EXHIBIT 99.2

Quarterly Supplemental Information
December 31, 2016

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 48 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention.

To supplement the presentation of the Company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this report contains certain financial measures that are not prepared in accordance with GAAP, including FFO, Core FFO, AFFO, Same Store NOI, Property NOI and Core EBITDA. Definitions and reconciliations of each of these non-GAAP measures to their most comparable GAAP metrics are included beginning on page 39. Each of the non-GAAP measures included in this report has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the Company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the Company’s presentation of non-GAAP measures in this report may not be comparable to similarly titled measures disclosed by other companies, including other REITs. The Company may also change the calculation of any of the non-GAAP measures included in this report from time to time in light of its then existing operations to include other adjustments that may affect its operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer, and operator of high-quality, Class A office properties in select sub-markets located primarily within eight major U.S. office markets. Its geographically-diversified, over $5 billion portfolio is comprised of over 19 million square feet (as of the date of release of this report; inclusive of developments and joint ventures). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	December 31, 2016	December 31, 2015
Number of consolidated office properties (1)	65	69
Rentable square footage (in thousands) (1)	18,885	18,934
Percent leased (2)	94.2%	91.5%
Capitalization (in thousands):
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$2,029,582	$2,040,970
Equity market capitalization (3)	$3,036,870	$2,747,260
Total market capitalization (3)	$5,066,452	$4,788,230
Total debt / Total market capitalization (3)	40.1%	42.6%
Average net debt to Core EBITDA	6.4 x	6.9 x
Total debt / Total gross assets	36.9%	37.5%
Common stock data:
High closing price during quarter	$21.53	$19.82
Low closing price during quarter	$18.62	$18.05
Closing price of common stock at period end	$20.91	$18.88
Weighted average fully diluted shares outstanding during quarter (in thousands)	145,764	146,014
Shares of common stock issued and outstanding at period end (in thousands)	145,235	145,512
Annual dividend per share (4)	$0.84	$0.84
Rating / Outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	137	143

(1)
As of December 31, 2016, our consolidated office portfolio consisted of 65 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture, two properties under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). There were no acquisitions or dispositions of office properties completed during the first quarter of 2016. During the second quarter of 2016, we sold 1055 East Colorado Boulevard, a 176,000 square foot office building located in Pasadena, CA; Fairway Center II, a 134,000 square foot office building located in Brea, CA; and 1901 Main Street, a 173,000 square foot office building located in Irvine, CA. During the third quarter of 2016, we sold 150 West Jefferson, a 490,000 square foot office building located in Detroit, MI; and 9200, 9211 and 9221 Corporate Boulevard, three office buildings totaling 340,000 square feet, located in Rockville, MD; and acquired CNL Center I and CNL Center II, two office buildings consisting of 622,000 square feet located in Orlando, FL; and One Wayside Road, a 201,000 square foot office building located in Burlington, MA. During the fourth quarter of 2016, we sold 11695 Johns Creek Parkway, a 101,000 square foot office building located in Johns Creek, GA; and Braker Pointe III, a 196,000 square foot office building located in Austin, TX; and acquired Galleria 200, a 432,000 square foot office building located in Atlanta, GA; and 750 West John Carpenter Freeway, a 315,000 square foot office building located in Irving, TX.

(2)
Calculated as square footage associated with commenced leases plus square footage associated with uncommenced leases for vacant spaces, divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties, two development properties, and one out of service property. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends declared over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Co-Chief Investment Officer and Executive
and Director	Vice President	Senior Vice President	Vice President

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	C. Brent Smith
Executive Vice President,	Executive Vice President,	Executive Vice President,	Co-Chief Investment Officer and Executive
Southwest Region	Midwest Region	Real Estate Operations and Assistant	Vice President, Northeast Region
Secretary

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Southeast Region	Mid-Atlantic Region and
Head of Development

Board of Directors

Michael R. Buchanan	Kelly H. Barrett	Wesley E. Cantrell	Barbara B. Lang
Director and Chairman of the	Director	Director and Chairman of	Director
Board of Directors		Governance Committee

Frank C. McDowell	Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope
Director, Vice Chairman of the	Chief Executive Officer, President	Director and Chairman of	Director and Chairman of
Board of Directors and Chairman	and Director	Audit Committee	Capital Committee
of Compensation Committee

Dale H. Taysom
Director

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of December 31, 2016

Financial Results (1)

Net income attributable to Piedmont for the quarter ended December 31, 2016 was $30.2 million, or $0.21 per share (diluted), compared to $125.6 million, or $0.84 per share (diluted), for the same quarter in 2015. Net income attributable to Piedmont for the twelve months ended December 31, 2016 was $107.9 million, or $0.74 per share (diluted), compared to $173.0 million, or $1.15 per share (diluted), for the same period in 2015. The decrease in net income attributable to Piedmont during the three months and the twelve months ended December 31, 2016 when compared to the same periods in 2015 was principally due to the net effect of gains and losses related to the disposition transactions recorded during the respective periods. The larger amount of gain on sale of real estate in 2015 was primarily attributable to the sale of Aon Center in Chicago, IL, for which the Company recorded a gain of $114.3 million during the fourth quarter of 2015.

Funds from operations (FFO) for the quarter ended December 31, 2016 was $64.4 million, or $0.44 per share (diluted), compared to $59.4 million, or $0.41 per share (diluted), for the same quarter in 2015. FFO for the twelve months ended December 31, 2016 was $242.5 million, or $1.67 per share (diluted), compared to $239.9 million, or $1.59 per share (diluted), for the same period in 2015. Since the beginning of 2015, Piedmont has sold $1.2 billion of non-core properties and has purchased $0.7 billion of strategic properties in target submarkets at higher yields. The loss in FFO contributions from sold properties was more than offset by: 1) the FFO contributions from newly acquired properties; 2) the growth in FFO attributable to the increase in the average commenced leased percentage by almost 3% from 2015 to 2016, largely related to the nearly five million square feet of leasing completed during that time; and 3) lower interest expense attributable to a reduction in the average amount of debt outstanding of approximately $300 million in 2016 when compared to 2015 related to the net disposition activity. Also contributing to the increase in FFO per share for the twelve months ended December 31, 2016 when compared to the same period in 2015 was fewer shares outstanding in 2016 as a result of the Company's stock repurchase program. Since the beginning of 2015, Piedmont repurchased 9.4 million shares (including 461,500 shares repurchased during the first quarter of 2016) at an average price of $17.66 per share.

Core funds from operations (Core FFO) for the quarter ended December 31, 2016 was $64.4 million, or $0.44 per share (diluted), compared to $60.2 million, or $0.41 per share (diluted), for the same quarter in 2015. Core FFO for the twelve months ended December 31, 2016 was $243.4 million, or $1.67 per share (diluted), compared to $241.1 million, or $1.60 per share (diluted), for the same period in 2015. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related expenses(2) and other significant non-recurring items. The increase in dollar amount of Core FFO for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 was primarily attributable to the items described above for changes in FFO.

Adjusted funds from operations (AFFO) for the quarter ended December 31, 2016 was $45.6 million, compared to $42.4 million for the same quarter in 2015. AFFO for the twelve months ended December 31, 2016 was $189.4 million, compared to $186.1 million for the same period in 2015. The changes in AFFO for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 were primarily due to the items described above for changes in FFO and Core FFO, in addition to largely offsetting differences in non-incremental capital expenditures, straight line rent adjustments, and non-cash compensation expense during the various periods presented.

The changes in per share amounts of net income attributable to Piedmont, FFO and Core FFO for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 were impacted by reduced weighted average shares outstanding in 2016 as a result of the Company's stock repurchase program. Since the program commenced in December 2011, Piedmont has repurchased 28.3 million shares at an average price of $17.17 per share. Since January 1, 2015, Piedmont has repurchased 9.4 million shares at an average price of $17.66 per share.

Operations and Leasing

On a square footage leased basis, our total in-service office portfolio was 94.2% leased as of December 31, 2016, as compared to 93.4% in the prior quarter and 91.5% a year earlier. Please refer to page 27 for additional leased percentage information. The changes in leased percentage are largely due to the net absorption of space in the portfolio and portfolio refinement activities. Note that the Company's reported leased percentage is anticipated to drop during the first quarter of 2017, primarily attributable to placing in service two development properties and one re-development property. As discussed below, the projects were placed in service after the end of the fourth quarter of 2016.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of these non-GAAP financial measures, and pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Piedmont early adopted the revised FASB standard on the accounting treatment of Business Combinations, which results in certain real asset transactions falling outside the scope of the standard. The result is that, in many cases, acquisition costs will be capitalized, and, therefore, will not be included in net income. In such cases, there will be no add-back of acquisition expenses to Core FFO. This revised standard is applied to transactions occurring after October 1, 2016.

Within its portfolio, Piedmont has two development properties and one re-development property at December 31, 2016. The Company's two development projects are Enclave Place, a 301,000 square foot office property located in Houston, TX, and 500 TownPark, a 134,400 square foot office property located in Lake Mary, FL. Its redevelopment property is 3100 Clarendon Boulevard, a 262,000 square foot office and retail property located in Arlington, VA. For the purposes of statistical reporting throughout this supplemental report, these properties are excluded from Piedmont's operating portfolio. All three properties were placed in service on January 1, 2017 and will be included in operating portfolio statistical reporting in future periods. For additional information regarding these development projects, please refer to page 38 of this report.

The weighted average remaining lease term of our portfolio was 6.9 years(1) as of December 31, 2016 as compared to 6.7 years at December 31, 2015.

During the three months ended December 31, 2016, the Company completed 394,020 square feet of total leasing, inclusive of activity associated with our unconsolidated joint venture asset. The consolidated office portion of this total was 329,327 square feet, consisting of 166,529 square feet of new tenant leases and 162,798 square feet of renewal leases. During the twelve months ended December 31, 2016, we completed 2,021,547 square feet of total leasing, inclusive of activity associated with our unconsolidated joint venture asset. The consolidated office portion of this total was 1,956,854 square feet, consisting of 1,075,549 square feet of new tenant leases and 881,305 square feet of renewal leases. The average committed tenant improvement cost per square foot per year of lease term for new tenant leases signed at our consolidated office properties during the twelve months ended December 31, 2016 was $5.01 and the same measure for renewal leases was $1.35, resulting in a weighted average of $3.70 for all leasing activity completed during the period (see page 33).

During the three months ended December 31, 2016, we executed six leases greater than 10,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	96,909	2026	Renewal / Expansion
Magneti Marelli Holding USA, LLC	Auburn Hills Corporate Center	Auburn Hills, MI	17,210	2021	New
Newell Sales & Marketing Group, Inc.	US Bancorp Center	Minneapolis, MN	16,910	2027	Renewal / Expansion
American Road & Transportation Builders Association	One Independence Square	Washington, DC	15,093	2028	New
Academy Mortgage Corporation	Glenridge Highlands Two	Atlanta, GA	10,667	2022	Renewal / Contraction
Travel Leaders Group, LLC	6565 MacArthur Boulevard	Irving, TX	10,311	2022	New

Additionally, we completed a 65,000 square foot lease with one of the nation's leading cable and broadband communications companies at 8560 Upland Drive, our unconsolidated joint venture property of which we own approximately 72%.

(1)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of December 31, 2016) is weighted based on Annualized Lease Revenue, as defined on page 39.

As of December 31, 2016, there were four tenants whose leases individually contributed greater than 1% in net Annualized Lease Revenue expiring during the eighteen month period following the end of the fourth quarter of 2016. Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
Towers Watson	Arlington Gateway	Arlington, VA	123,286	1.0%	Q2 2017	The tenant will vacate upon lease expiration. The space is actively being marketed for lease.
National Park Service	1201 Eye Street	Washington, DC	117,813	1.2%	Q3 2017
Of the 174,274 square feet currently leased to the National Park Service, 56,461 square feet have been leased to the International Food Policy Research Institute under its 101,937 square foot lease executed in 2015, leaving 117,813 square feet to be leased. The remaining available space is actively being marketed for lease.

Gallagher	Two Pierce Place	Itasca, IL	286,892	1.5%	Q1 2018
Of the 306,890 square feet currently leased to Gallagher, approximately 20,000 square feet have been leased to CivilTech Engineering under its lease executed during the second quarter of 2016. The remaining available space is actively being marketed for lease.

Goldman Sachs	6011 & 6031 Connection Drive	Irving, TX	234,772	1.1%	Q1 2018	Renewal discussions with the current tenant have been ongoing; however, the tenant is exploring relocation options in a different submarket. The space is actively being marketed for lease.

Future Lease Commencements and Abatements

As of December 31, 2016, our overall leased percentage was 94.2% and our economic leased percentage was 86.7%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to 378,452 square feet of leases as of December 31, 2016, or 2.0% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1,222,792 square feet of leases as of December 31, 2016, or a 5.5% impact to leased percentage on an economic basis).

The gap between reported leased percentage and economic leased percentage is anticipated to fluctuate over time as abatements associated with large leases commence and expire (see page 8 for more detail). As presented on page 8, abatements related to large leases comprising approximately 280,000 square feet will cease to be in effect at the end of the first quarter of 2017.

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 23,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases many months in advance of their anticipated lease commencement dates. Presented below is a schedule (1) of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
salesforce.com (formerly Demandware, Inc.)	5 Wall Street	Burlington, MA	150,134	Not Vacant	Q1 2017 (22,726 SF) Q4 2019 (75,495 SF) Q3 2021 (51,913 SF)	New
Continental Casualty Company	500 TownPark	Lake Mary, FL	106,420	Vacant	Q1 2017	New
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	Partially Vacant (82,207 vacant)	Q2 2017	New
International Food Policy Research Institute (2)	1201 Eye Street	Washington, DC	101,937	Partially Vacant (45,476 vacant)	Q2 2017 / Q2 2018	New
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	53,708	Vacant	Q2 2017	New
Children's Hospital Los Angeles	800 North Brand Boulevard	Glendale, CA	50,285	Not Vacant	Q2 2021	New

Many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. The Company's current cash net operating income and AFFO is being negatively impacted, therefore, by the large number of recently commenced new leases. Presented below is a schedule of leases with abatements of 50,000 square feet or greater that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	December 2015 through May 2017	Q4 2030
District of Columbia (Department of Disability Services)	One Independence Square	Washington, DC	101,982	June 2016 through January 2017; June 2019; June 2020	Q1 2028
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	204,053	July 2016 through June 2017 (150,345 square feet) (3)	Q2 2028
Amazon.com	4250 North Fairfax Drive	Arlington, VA	50,492	August 2016 through March 2017	Q1 2024
SunTrust Bank	SunTrust Center	Orlando, FL	120,000	October through December 2016 and 2017	Q3 2019
RaceTrac Petroleum, Inc.	Galleria 200	Atlanta, GA	133,707	October 2016 through June 2017 (114,850 square feet); July 2017 through May 2018 (133,707 square feet)	Q3 2032
Norris, McLaughlin & Marcus	400 Bridgewater Crossing	Bridgewater, NJ	61,642	November 2016 through February 2017; October through December 2017 and 2018; November and December 2019	Q4 2029
Continental Casualty Company	500 TownPark	Lake Mary, FL	106,420	January through May 2017	Q4 2029
Akerman LLP	CNL Center II	Orlando, FL	55,212	January through June 2017	Q2 2027
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2017 and 2018	Q1 2026
Applied Predictive Technologies, Inc.	4250 North Fairfax Drive	Arlington, VA	87,786	June 2017 through May 2018	Q2 2028
Convergys Customer Management Group	5601 Hiatus Road	Tamarac, FL	50,000	June through August 2017	Q3 2024

(1)
The schedule is not specifically intended to provide details about the current population of executed but not commenced leases; it does, however, provide details for all uncommenced leases that are greater than 50,000 square feet in size and not renewals, whether or not the spaces for which the leases were signed are vacant.

(2)
The lease will commence in phases. The first phase, consisting of the currently vacant space, will commence in the second quarter of 2017, while the second phase, consisting of the balance of the tenant's space, will commence in the second quarter of 2018.

(3)	The tenant will not receive a rental abatement on the expansion space, which comprises the remaining 53,708 square feet under the lease.

Financing and Capital Activity

Among Piedmont's stated strategic objectives is to harvest capital through the disposition of non-core assets and assets in which the Company believes values have been maximized and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and

•	repurchase Company stock.
Information on the Company's recent accomplishments in furtherance of its strategic objectives is presented below.

Dispositions
On December 22, 2016, Piedmont completed the sale of 11695 Johns Creek Parkway, a 101,000 square foot, 91% leased, four-story office building located in Johns Creek, GA, for $14.0 million, or $139 per square foot. Piedmont recorded a $2.0 million gain on the sale of the asset.

On December 29, 2016, Piedmont completed the sale of Braker Pointe III, a 196,000 square foot, 18% leased, seven-story office building, located in Austin, TX, for $49.3 million, or $251 per square foot. The building was sold to an owner-occupant. The sale marks the Company’s exit from the Austin, TX market. The Company recorded an $18.6 million gain on the sale of the asset. Proceeds from the sale were reinvested into another Texas property, 750 West John Carpenter Freeway. Please see additional information under the Acquisitions heading below.

Acquisitions
On October 7, 2016, Piedmont completed the acquisition of Galleria 200, a 20-story, 89% leased, 432,000 square foot, Class A office building with an attached, seven-story, 1,277 space parking structure, located in the master-planned Galleria development in Atlanta, GA, for $69.6 million, or $161 per square foot. Together with the acquisition of Galleria 300 in 2015, the Company has built a significant presence in what is considered the best Class A office park in the Northwest submarket of Atlanta. With a deep nearby amenity base and excellent visibility and accessibility to two of Atlanta’s major thoroughfares, Interstates 75 and 285, the Galleria assets offer compelling attributes to current and prospective tenants. In addition, SunTrust Park, the new Atlanta Braves ballpark, is located directly across Interstate 285 from the Company's Galleria properties and is bringing additional retail, hotel and residential infill development to the area. The purchase was completed at an estimated discount to replacement cost of over 50%.

On November 30, 2016, Piedmont completed the purchase of 750 West John Carpenter Freeway, a 315,000 square foot, twelve-story, 78% leased, Class A office building with a five-story, 1,074 space parking structure, located in the Las Colinas submarket in Irving, TX, for $49.6 million, or $158 per square foot. The asset is a strong strategic fit for the Company in terms of physical quality, location within one of its strategic submarkets, and proximity to other Piedmont-owned Dallas assets, which will allow Piedmont to realize additional marketing and operating synergies. Piedmont also acquired the adjoining 3.5 acre land parcel for $1.0 million, adding to its well-located, developable land holdings in the Las Colinas market. The acquisition was completed with proceeds derived from the sale of Braker Pointe III in Austin, TX. Additional information on the Austin-Dallas capital recycling transactions can be found in the Investor Relations section of the Company's website.

Information regarding property transaction activity after the end of the fourth quarter of 2016 can be found under the Subsequent Events heading below.

For additional information on acquisitions and dispositions completed over the previous eighteen months, please refer to page 37.

Development
During the second quarter of 2015, Piedmont executed a 106,420(1) square foot, thirteen-year anchor-tenant lease with Continental Casualty Company at 500 TownPark in Lake Mary, FL. 500 TownPark is a 134,400(1) square foot, four-story office building that was constructed on a portion of the Company's 25.2 acres of developable land in Lake Mary. The building is 79%(1) leased at December 31, 2016. The construction of the building was completed ahead of schedule and on budget and the primary tenant's occupancy commenced January 1, 2017. The final development costs are anticipated to be approximately $29 million, inclusive of leasing costs. Approximately $24.0 million had been recorded in construction in progress as of December 31, 2016. The site is situated at the intersection of Interstate 4 and Highway 417 and is well located within a mixed-use development consisting of office, retail, residential and hotel properties. The Company's remaining land holdings in the master planned, multi-use development could accommodate up to 1,200,000 square feet of additional development, including up to 800,000 square feet for office use.

(1)
Please note that the measurements for the lease and the building have changed. Since the construction of the building is complete, official BOMA space measurements were taken and the results of those measurements have been included herein.

In addition, the Company has two development projects that are substantially complete and in lease-up phase:

•
3100 Clarendon Boulevard, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA, which was upgraded to Class A after being occupied by a U.S. Government agency for over 15 years; and

•	Enclave Place, a 301,000 square foot office building located within a deed-restricted and architecturally-controlled office park in the Energy Corridor in Houston, TX.

All three of the development properties described above were placed in service on January 1, 2017. For additional information on Piedmont's development projects, please refer to page 38.

Finance
As of December 31, 2016, our ratio of debt to total gross assets was 36.9%. This debt ratio is based on total principal amount outstanding for our various loans at December 31, 2016.
As of December 31, 2016, our average net debt to Core EBITDA ratio was 6.4 x, a decrease from 6.9 x at December 31, 2015.
Stock Repurchase Program
Since the stock repurchase program began in December 2011, Piedmont has repurchased a total of 28.3 million shares at an average price of $17.17 per share, or approximately $486.4 million in aggregate (before the consideration of transaction costs). No common stock repurchases were made during the fourth quarter of 2016. As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $70.2 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On November 1, 2016, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2016 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 25, 2016. The dividend was paid on January 3, 2017. The Company's dividend payout percentage (for dividends declared) for the twelve months ended December 31, 2016 was 50% of Core FFO and 64% of AFFO.

Subsequent Events

On February 6, 2017, Piedmont entered into a binding contract with limited contingencies to sell Two Independence Square, a nine-story, 100% leased, 606,000 square foot office building located in Washington, DC. The sale price is $359.6 million, or approximately $593 per square foot. The sale is anticipated to close during the first half of 2017.

On February 8, 2017, the Board of Directors of Piedmont declared a dividend for the first quarter of 2017 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on February 24, 2017. The dividend is expected to be paid on March 17, 2017.

Guidance for 2017

The following financial guidance for calendar year 2017 is based upon management's expectations at this time.

	Low		High

Net Income	$105 million	to	$213 million
Add:
Depreciation	127 million	to	134 million
Amortization	75 million	to	76 million
Less:
Gain on Sale of Real Estate Assets	(59) million	to	(161) million
NAREIT Funds from Operations applicable to Common Stock and Core Funds From Operations	$248 million	to	$262 million
NAREIT Funds from Operations and Core Funds from Operations per diluted share	$1.70	to	$1.80

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Assets:
Real estate, at cost:
Land assets	$669,848	$663,697	$656,240	$676,091	$676,091
Buildings and improvements	3,871,897	3,829,338	3,700,364	3,745,466	3,727,320
Buildings and improvements, accumulated depreciation	(944,573)	(931,699)	(919,863)	(919,005)	(889,857)
Intangible lease asset	208,847	194,493	167,702	176,436	177,675
Intangible lease asset, accumulated amortization	(109,152)	(102,137)	(95,908)	(98,314)	(93,012)
Construction in progress	34,825	35,086	25,187	25,889	20,975
Real estate assets held for sale, gross	—	—	103,102	109,022	108,776
Real estate assets held for sale, accumulated depreciation & amortization	—	—	(33,336)	(32,479)	(32,162)
Total real estate assets	3,731,692	3,688,778	3,603,488	3,683,106	3,695,806
Investments in and amounts due from unconsolidated joint ventures	7,360	7,351	7,413	7,483	7,577
Cash and cash equivalents	6,992	6,032	21,109	4,732	5,441
Tenant receivables, net of allowance for doubtful accounts	26,494	24,785	21,338	22,040	26,339
Straight line rent receivable	165,848	158,811	154,627	155,944	147,393
Notes receivable	—	—	—	—	45,400
Escrow deposits and restricted cash	1,212	5,182	10,595	591	5,174
Prepaid expenses and other assets	23,655	28,744	29,731	24,657	24,777
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	—	—	—	—	—
Deferred lease costs, less accumulated amortization	305,997	288,517	261,340	267,418	288,041
Other assets held for sale	—	—	8,761	8,949	8,490
Total assets	$4,449,347	$4,388,297	$4,298,499	$4,355,017	$4,434,535
Liabilities:
Unsecured debt, net of discount	$1,687,731	$1,661,066	$1,508,449	$1,626,799	$1,528,221
Secured debt	332,744	333,012	375,865	376,119	501,289
Accounts payable, accrued expenses, and accrued capital expenditures	165,410	133,112	122,387	103,894	128,465
Deferred income	28,406	29,006	24,036	28,143	27,270
Intangible lease liabilities, less accumulated amortization	48,005	45,283	38,970	40,926	42,853
Interest rate swaps	8,169	17,835	22,079	19,473	9,993
Notes payable and other liabilities held for sale	—	—	—	—	—
Total liabilities	$2,270,465	$2,219,314	$2,091,786	$2,195,354	$2,238,091
Stockholders' equity:
Common stock	1,452	1,452	1,452	1,451	1,455
Additional paid in capital	3,673,128	3,672,218	3,671,475	3,671,055	3,669,977
Cumulative distributions in excess of earnings	(1,499,684)	(1,499,374)	(1,456,129)	(1,505,704)	(1,477,674)
Other comprehensive loss	2,104	(7,211)	(11,110)	(8,168)	1,661
Piedmont stockholders' equity	2,177,000	2,167,085	2,205,688	2,158,634	2,195,419
Non-controlling interest	1,882	1,898	1,025	1,029	1,025
Total stockholders' equity	2,178,882	2,168,983	2,206,713	2,159,663	2,196,444
Total liabilities, redeemable common stock and stockholders' equity	$4,449,347	$4,388,297	$4,298,499	$4,355,017	$4,434,535
Common stock outstanding at end of period	145,235	145,234	145,230	145,093	145,512

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Revenues:
Rental income	$119,564	$113,821	$111,767	$114,738	$115,617
Tenant reimbursements	23,961	24,163	23,086	22,751	23,405
Property management fee revenue	386	501	454	523	439
	143,911	138,485	135,307	138,012	139,461
Expenses:
Property operating costs	57,496	54,867	52,292	54,279	54,654
Depreciation	32,785	31,610	31,556	31,782	31,033
Amortization	21,271	18,640	17,402	17,806	17,240
Impairment losses on real estate assets	—	22,590	8,308	—	—
General and administrative	5,726	7,429	8,316	7,773	7,596
	117,278	135,136	117,874	111,640	110,523
Real estate operating income	26,633	3,349	17,433	26,372	28,938
Other income / (expense):
Interest expense	(16,566)	(15,496)	(16,413)	(16,385)	(17,978)
Other income / (expense)	454	(720)	(41)	294	347
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	34	—	—	(278)
Equity in income / (loss) of unconsolidated joint ventures	8	128	111	115	135
	(16,104)	(16,054)	(16,343)	(15,976)	(17,774)
Income from continuing operations	10,529	(12,705)	1,090	10,396	11,164
Discontinued operations:
Operating income, excluding impairment loss	—	1	(1)	—	71
Gain / (loss) on sale of properties	—	—	—	—	1
Income / (loss) from discontinued operations	—	1	(1)	—	72
Gain on sale of real estate (2)	19,652	(57)	78,987	(20)	114,411
Net income	30,181	(12,761)	80,076	10,376	125,647
Less: Net income attributable to noncontrolling interest	8	15	(4)	(4)	(3)
Net income attributable to Piedmont	$30,189	$(12,746)	$80,072	$10,372	$125,644
Weighted average common shares outstanding - diluted	145,764	145,669	145,699	145,791	146,014
Net income per share available to common stockholders - diluted	$0.21	$(0.09)	$0.55	$0.07	$0.84
Common stock outstanding at end of period	145,235	145,234	145,230	145,093	145,512

(1)	Presented on this line are net expenses and insurance recoveries related to damage caused by Hurricane Sandy in October 2012.
(2)
The gain on sale of real estate reflected in the fourth quarter of 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which we recorded an $18.6 million gain. The gain in the second quarter of 2016 was primarily related to the sales of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $31.5 million gain; Fairway Center II in Brea, CA, on which we recorded a $15.5 million gain; and 1901 Main Street in Irvine, CA, on which we recorded a $32.0 million gain. The gain in the fourth quarter of 2015 was primarily related to the sale of Aon Center in Chicago, IL, on which we recorded a $114.3 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Twelve Months Ended
	12/31/2016	12/31/2015	Change ($)	Change (%)	12/31/2016	12/31/2015	Change ($)	Change (%)
Revenues:
Rental income	$119,564	$115,617	$3,947	3.4%	$459,890	$468,872	$(8,982)	(1.9)%
Tenant reimbursements	23,961	23,405	556	2.4%	93,961	113,881	(19,920)	(17.5)%
Property management fee revenue	386	439	(53)	(12.1)%	1,864	2,016	(152)	(7.5)%
	143,911	139,461	4,450	3.2%	555,715	584,769	(29,054)	(5.0)%
Expenses:
Property operating costs	57,496	54,654	(2,842)	(5.2)%	218,934	242,022	23,088	9.5%
Depreciation	32,785	31,033	(1,752)	(5.6)%	127,733	134,503	6,770	5.0%
Amortization	21,271	17,240	(4,031)	(23.4)%	75,119	60,886	(14,233)	(23.4)%
Impairment losses on real estate assets	—	—	—	—%	30,898	40,169	9,271	23.1%
General and administrative	5,726	7,596	1,870	24.6%	29,244	30,346	1,102	3.6%
	117,278	110,523	(6,755)	(6.1)%	481,928	507,926	25,998	5.1%
Real estate operating income	26,633	28,938	(2,305)	(8.0)%	73,787	76,843	(3,056)	(4.0)%
Other income / (expense):
Interest expense	(16,566)	(17,978)	1,412	7.9%	(64,860)	(73,998)	9,138	12.3%
Other income / (expense)	454	347	107	30.8%	(13)	1,565	(1,578)	(100.8)%
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	(278)	278	100.0%	34	(278)	312	112.2%
Equity in income / (loss) of unconsolidated joint ventures	8	135	(127)	(94.1)%	362	553	(191)	(34.5)%
	(16,104)	(17,774)	1,670	9.4%	(64,477)	(72,158)	7,681	10.6%
Income from continuing operations	10,529	11,164	(635)	(5.7)%	9,310	4,685	4,625	98.7%
Discontinued operations:
Operating income, excluding impairment loss	—	71	(71)	(100.0)%	—	84	(84)	(100.0)%
Gain / (loss) on sale of properties	—	1	(1)	(100.0)%	—	(1)	1	100.0%
Income / (loss) from discontinued operations	—	72	(72)	(100.0)%	—	83	(83)	(100.0)%
Gain on sale of real estate (2)	19,652	114,411	(94,759)	(82.8)%	98,562	168,237	(69,675)	(41.4)%
Net income	30,181	125,647	(95,466)	(76.0)%	107,872	173,005	(65,133)	(37.6)%
Less: Net income attributable to noncontrolling interest	8	(3)	11	366.7%	15	(15)	30	200.0%
Net income attributable to Piedmont	$30,189	$125,644	$(95,455)	(76.0)%	$107,887	$172,990	$(65,103)	(37.6)%
Weighted average common shares outstanding - diluted	145,764	146,014			145,635	150,880
Net income per share available to common stockholders - diluted	$0.21	$0.84			$0.74	$1.15
Common stock outstanding at end of period	145,235	145,512			145,235	145,512

(1)	Presented on this line are net expenses and insurance recoveries related to damage caused by Hurricane Sandy in October 2012.
(2)
The gain on sale of real estate for the three months ended December 31, 2016 was primarily related to the sale of Braker Pointe III in Austin, TX, on which we recorded an $18.6 million gain. In addition to the gain attributable to the sale of Braker Pointe III, the gain on sale of real estate for the twelve months ended December 31, 2016 was primarily related to the sales in the second quarter of 2016 of 1055 East Colorado Boulevard in Pasadena, CA, on which we recorded a $31.5 million gain, Fairway Center II in Brea, CA, on which we recorded a $15.5 million gain, and 1901 Main Street in Irvine, CA, on which we recorded a $32.0 million gain. The gain on sale of real estate for the three months ended December 31, 2015 was primarily related to the sale of Aon Center in Chicago, IL, on which we recorded a $114.3 million gain. In addition to the gain attributable to the sale of Aon Center, the gain on sale of real estate for the twelve months ended December 31, 2015 was primarily related to the sale in the third quarter of 2015 of Chandler Forum in Chandler, AZ, on which we recorded a $15.5 million gain, the sales in the second quarter of 2015 of Copper Ridge Center in Lyndhurst, NJ, on which we recorded a $13.3 million gain, and 5601 Headquarters Drive in Plano, TX, on which we recorded an $8.0 million gain, and the sale in the first quarter of 2015 of 3900 Dallas Parkway in Plano, TX, on which we recorded a $10.1 million gain.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	12/31/2016	9/30/2016		6/30/2016		3/31/2016	12/31/2015
Selected Operating Data
Percent leased (1)	94.2%	93.4%		91.4%		91.7%	91.5%
Percent leased - economic (1) (2)	86.7%	86.7%		84.8%		83.0%	81.8%
Rental income	$119,564	$113,821		$111,767		$114,738	$115,617
Total revenues	$143,911	$138,485		$135,307		$138,012	$139,461
Total operating expenses	$117,278	$135,136	(3)	$117,874	(3)	$111,640	$110,523
Core EBITDA	$81,202	$76,610		$74,849		$76,458	$78,485
Core FFO applicable to common stock	$64,397	$60,913		$58,258		$59,865	$60,184
Core FFO per share - diluted	$0.44	$0.42		$0.40		$0.41	$0.41
AFFO applicable to common stock	$45,641	$50,484		$49,676		$43,550	$42,358
Gross dividends	$30,499	$30,498		$30,498		$30,463	$30,557
Dividends per share	$0.210	$0.210		$0.210		$0.210	$0.210
Selected Balance Sheet Data
Total real estate assets	$3,731,692	$3,688,778		$3,603,488		$3,683,106	$3,695,806
Total assets	$4,449,347	$4,388,297		$4,298,499		$4,355,017	$4,434,535
Total liabilities	$2,270,465	$2,219,314		$2,091,786		$2,195,354	$2,238,091
Ratios & Information for Debt Holders
Core EBITDA margin (4)	56.4%	55.3%		55.3%		55.4%	56.3%
Fixed charge coverage ratio (5)	4.5 x	4.4 x		4.3 x		4.3 x	4.1 x
Average net debt to Core EBITDA (6)	6.4 x	6.4 x		6.3 x		6.6 x	6.9 x
Total gross real estate assets	$4,785,417	$4,722,614		$4,652,595		$4,732,904	$4,710,837
Net debt (7)	$2,021,378	$1,992,588		$1,862,912		$2,008,507	$2,030,355

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)
Amount in the third quarter of 2016 includes $22.6 million in impairment losses associated with 9200 and 9211 Corporate Boulevard located in Rockville, MD. Amount in the second quarter of 2016 includes $8.3 million in impairment losses associated with 150 West Jefferson located in Detroit, MI, and 9221 Corporate Boulevard located in Rockville, MD.

(4)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(5)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $1,181,074 for the quarter ended December 31, 2016, $1,476,949 for the quarter ended September 30, 2016, $735,192 for the quarter ended June 30, 2016, $1,162,192 for the quarter ended March 31, 2016, and $1,102,518 for the quarter ended December 31, 2015; the Company had principal amortization of $220,256 for the quarter ended December 31, 2016, $288,972 for the quarter ended September 30, 2016, $213,255 for the quarter ended June 30, 2016, $140,539 for the quarter ended March 31, 2016, and $277,217 for the quarter ended December 31, 2015.

(6)
For the purposes of this calculation, we annualize the period's Core EBITDA and use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period. The downward trend in the net debt to Core EBITDA ratios for the quarters ended March 31, 2016 and June 30, 2016 was primarily attributable to debt repayments completed using a majority of the proceeds from recent asset sales, information on which can be found on page 37.

(7)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The decrease in net debt in the second quarter of 2016 was primarily attributable to the use of a portion of the proceeds from the sales of 1055 East Colorado Boulevard in Pasadena, CA, Fairway Center II in Brea, CA, and 1901 Main Street in Irvine, CA, to repay debt. The increase in net debt in the third and fourth quarters of 2016 was primarily attributable to the timing of portfolio recycling activities which resulted in acquisitions exceeding dispositions, the funding shortfall for which was temporarily funded with debt.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015

GAAP net income applicable to common stock	$30,189	$125,644	$107,887	$172,990
Depreciation (1) (2)	32,597	30,867	127,129	133,992
Amortization (1)	21,259	17,257	75,139	60,951
Impairment loss (1)	—	—	30,898	40,169
Loss / (gain) on sale of properties (1)	(19,652)	(114,412)	(98,562)	(168,236)
NAREIT funds from operations applicable to common stock	64,393	59,356	242,491	239,866
Adjustments:
Acquisition costs	4	644	976	919
Loss / (gain) on extinguishment of swaps	—	(94)	—	38
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	278	(34)	278
Core funds from operations applicable to common stock	64,397	60,184	243,433	241,101
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	667	642	2,610	2,547
Depreciation of non real estate assets	246	226	841	755
Straight-line effects of lease revenue (1)	(6,429)	(4,960)	(21,544)	(15,734)
Stock-based and other non-cash compensation expense	284	2,051	5,620	7,090
Amortization of lease-related intangibles (1)	(1,385)	(1,202)	(5,065)	(4,571)
Acquisition costs	(4)	(644)	(976)	(919)
Non-incremental capital expenditures (3)	(12,135)	(13,939)	(35,568)	(44,136)
Adjusted funds from operations applicable to common stock	$45,641	$42,358	$189,351	$186,133

Weighted average common shares outstanding - diluted	145,764	146,014	145,635	150,880

Funds from operations per share (diluted)	$0.44	$0.41	$1.67	$1.59
Core funds from operations per share (diluted)	$0.44	$0.41	$1.67	$1.60

Common stock outstanding at end of period	145,235	145,512	145,235	145,512

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Net income attributable to Piedmont	$30,189	$125,644	$107,887	$172,990
Net income attributable to noncontrolling interest	(8)	3	(15)	15
Interest expense (1)	16,566	17,978	64,860	73,998
Depreciation (1)	32,844	31,093	127,970	134,747
Amortization (1)	21,259	17,257	75,139	60,951
Acquisition costs	4	644	976	919
Impairment loss (1)	—	—	30,898	40,169
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	278	(34)	278
Loss / (gain) on sale of properties (1)	(19,652)	(114,412)	(98,562)	(168,236)
Core EBITDA	81,202	78,485	309,119	315,831
General & administrative expenses (1)	5,741	7,601	29,306	30,388
Management fee revenue (2)	(224)	(224)	(1,034)	(1,115)
Other (income) / expense (1) (3)	(459)	(992)	(458)	(2,484)
Straight-line effects of lease revenue (1)	(6,429)	(4,960)	(21,544)	(15,734)
Amortization of lease-related intangibles (1)	(1,385)	(1,202)	(5,065)	(4,571)
Property net operating income (cash basis)	78,446	78,708	310,324	322,315

Deduct net operating (income) / loss from:
Acquisitions (4)	(9,431)	(2,997)	(28,140)	(5,070)
Dispositions (5)	(209)	(10,423)	(9,161)	(56,276)
Other investments (6)	(120)	(251)	(461)	(793)
Same store net operating income (cash basis)	$68,686	$65,037	$272,562	$260,176
Change period over period	5.6%	N/A	4.8%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015; CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015; 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; and Braker Pointe III in Austin, TX, sold on December 29, 2016.

(6)
Other investments consist of our investments in unconsolidated joint ventures, redevelopment and development projects, and land. Additional information on our unconsolidated joint ventures, redevelopment and development projects, and land holdings can be found on page 38. The operating results from both the office and the retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Twelve Months Ended
	12/31/2016		12/31/2015		12/31/2016		12/31/2015
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$11,414	16.6	$11,891	18.3	$46,448	17.0	$48,254	18.5
New York (2)	8,151	11.9	9,102	14.0	36,891	13.5	35,091	13.5
Boston (3)	7,761	11.3	6,928	10.7	29,646	10.9	26,534	10.2
Chicago (4)	7,192	10.5	5,516	8.5	27,565	10.1	22,834	8.8
Minneapolis (5)	5,855	8.5	5,359	8.2	23,168	8.5	19,945	7.7
Dallas	5,765	8.4	5,743	8.8	23,053	8.5	23,052	8.9
Atlanta (6)	4,568	6.7	4,302	6.6	17,675	6.5	15,907	6.1
Orlando	641	0.9	609	0.9	2,248	0.8	2,225	0.8
Other (7)	17,339	25.2	15,587	24.0	65,868	24.2	66,334	25.5
Total	$68,686	100.0	$65,037	100.0	$272,562	100.0	$260,176	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily attributable to a lease expiration and a lease contraction at Arlington Gateway in Arlington, VA, and 1201 Eye Street in Washington, DC, respectively, offset somewhat by increased economic occupancy at 4250 North Fairfax Drive in Arlington, VA.

(2)
The decrease in New York Same Store Net Operating Income for the three months ended December 31, 2016 as compared to the same period in 2015 was primarily attributable to a one-time tenant reimbursement true-up adjustment recorded during the fourth quarter of 2016 at 60 Broad Street in New York, NY, as well as rental abatement concessions associated with several new leases at 400 Bridgewater Crossing in Bridgewater, NJ. The increase in New York Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily related to increased rental income as a result of recent leasing activity at 60 Broad Street in New York, NY.

(3)
The increase in Boston Same Store Net Operating Income for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 was primarily related to the expiration of the rental abatement concession associated with a large lease renewal at 90 Central Street in Boxborough, MA.

(4)
The increase in Chicago Same Store Net Operating Income for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 was primarily related to the expirations of rental abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Windy Point II in Schaumburg, IL, and Two Pierce Place in Itasca, IL.

(5)
The increase in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily attributable to the expirations of rental abatement periods associated with several leases at US Bancorp Center in Minneapolis, MN, and Crescent Ridge II in Minnetonka, MN.

(6)
The increase in Atlanta Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily related to the expirations of rental abatement periods associated with leases at Suwanee Gateway One in Suwanee, GA, and The Medici in Atlanta, GA.

(7)
The increase in Other Same Store Net Operating Income for the three months ended December 31, 2016 as compared to the same period in 2015 was primarily related to a four-month rental abatement concession commencing in December 2015 provided to Nestle at the beginning of its 401,000 square foot renewal lease's term at 800 North Brand Boulevard in Glendale, CA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Twelve Months Ended
	12/31/2016	12/31/2015	12/31/2016	12/31/2015
Net income attributable to Piedmont	$30,189	$125,644	$107,887	$172,990
Net income attributable to noncontrolling interest	(8)	3	(15)	15
Interest expense (1)	16,566	17,978	64,860	73,998
Depreciation (1)	32,844	31,093	127,970	134,747
Amortization (1)	21,259	17,257	75,139	60,951
Acquisition costs	4	644	976	919
Impairment loss (1)	—	—	30,898	40,169
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	278	(34)	278
Loss / (gain) on sale of properties (1)	(19,652)	(114,412)	(98,562)	(168,236)
Core EBITDA	81,202	78,485	309,119	315,831
General & administrative expenses (1)	5,741	7,601	29,306	30,388
Management fee revenue (2)	(224)	(224)	(1,034)	(1,115)
Other (income) / expense (1) (3)	(459)	(992)	(458)	(2,484)
Property net operating income (accrual basis)	86,260	84,870	336,933	342,620

Deduct net operating (income) / loss from:
Acquisitions (4)	(13,104)	(4,229)	(35,255)	(6,625)
Dispositions (5)	(308)	(10,786)	(10,095)	(61,087)
Other investments (6)	(423)	(258)	(1,275)	(857)
Same store net operating income (accrual basis)	$72,425	$69,597	$290,308	$274,051
Change period over period	4.1%	N/A	5.9%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; 80 Central Street in Boxborough, MA, purchased on July 24, 2015; SunTrust Center in Orlando, FL, purchased on November 4, 2015; Galleria 300 in Atlanta, GA, purchased on November 4, 2015; Glenridge Highlands One in Atlanta, GA, purchased on November 24, 2015; CNL Center I and CNL Center II in Orlando, FL, purchased on August 1, 2016; One Wayside Road in Burlington, MA, purchased on August 10, 2016; Galleria 200 in Atlanta, GA, purchased on October 7, 2016; and 750 West John Carpenter Freeway in Irving, TX, purchased on November 30, 2016.

(5)
Dispositions consist of 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; Chandler Forum in Chandler, AZ, sold on September 1, 2015; Aon Center in Chicago, IL, sold on October 29, 2015; 2 Gatehall Drive in Parsippany, NJ, sold on December 21, 2015; 1055 East Colorado Boulevard in Pasadena, CA, sold on April 21, 2016; Fairway Center II in Brea, CA, sold on April 28, 2016; 1901 Main Street in Irvine, CA, sold on May 2, 2016; 9221 Corporate Boulevard in Rockville, MD, sold on July 27, 2016; 150 West Jefferson in Detroit, MI, sold on July 29, 2016; 9200 and 9211 Corporate Boulevard in Rockville, MD, sold on September 28, 2016; 11695 Johns Creek Parkway in Johns Creek, GA, sold on December 22, 2016; and Braker Pointe III in Austin, TX, sold on December 29, 2016.

(6)
Other investments consist of our investments in unconsolidated joint ventures, redevelopment and development projects, and land. Additional information on our unconsolidated joint ventures, redevelopment and development projects, and land holdings can be found on page 38. The operating results from both the office and the retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Strategic Operating Markets	Three Months Ended				Twelve Months Ended
	12/31/2016		12/31/2015		12/31/2016		12/31/2015
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$14,509	20.0	$12,582	18.1	$56,737	19.5	$50,516	18.4
New York (2)	7,516	10.4	9,168	13.2	35,123	12.1	34,204	12.5
Chicago (3)	8,206	11.3	6,776	9.7	31,140	10.7	26,315	9.6
Boston (4)	7,686	10.6	7,180	10.3	29,700	10.2	27,613	10.1
Dallas	5,874	8.1	5,749	8.2	22,935	7.9	23,536	8.6
Minneapolis (5)	5,608	7.8	5,303	7.6	22,195	7.7	20,571	7.5
Atlanta (6)	4,639	6.4	4,718	6.8	18,807	6.5	17,287	6.3
Orlando	627	0.9	605	0.9	2,419	0.8	2,438	0.9
Other	17,760	24.5	17,516	25.2	71,252	24.6	71,571	26.1
Total	$72,425	100.0	$69,597	100.0	$290,308	100.0	$274,051	100.0

(1)
The increase in Washington, D.C. Same Store Net Operating Income for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 was primarily attributable to the commencement of several new leases at One Independence Square in Washington, D.C., and 4250 North Fairfax Drive in Arlington, VA.

(2)
The decrease in New York Same Store Net Operating Income for the three months ended December 31, 2016 as compared to the same period in 2015 was primarily attributable to a one-time tenant reimbursement true-up adjustment recorded during the fourth quarter of 2016 at 60 Broad Street in New York, NY. The increase in New York Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily related to increased rental income as a result of recent leasing activity at 60 Broad Street in New York, NY.

(3)
The increase in Chicago Same Store Net Operating Income for the three months and the twelve months ended December 31, 2016 as compared to the same periods in 2015 was primarily related to the commencement of several new leases, along with the expiration of operating expense recovery abatement periods, at 500 West Monroe Street in Chicago, IL, Windy Point II in Schaumburg, IL, and Two Pierce Place in Itasca, IL.

(4)
The increase in Boston Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was largely related to the expiration of the operating expense recovery abatement period associated with a large lease renewal at 90 Central Street in Boxborough, MA.

(5)
The increase in Minneapolis Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily attributable to increased rental income as a result of recent leasing activity at US Bancorp Center in Minneapolis, MN, and Crescent Ridge II in Minnetonka, MN.

(6)
The increase in Atlanta Same Store Net Operating Income for the twelve months ended December 31, 2016 as compared to the same period in 2015 was primarily attributable to increased rental income as a result of recent leasing activity at Suwanee Gateway One in Suwanee, GA, and Glenridge Highlands Two and The Medici, both in Atlanta, GA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	December 31, 2016	December 31, 2015

Market Capitalization
Common stock price (1)	$20.91	$18.88
Total shares outstanding	145,235	145,512
Equity market capitalization (1)	$3,036,870	$2,747,260
Total debt - principal amount outstanding (excludes premiums, discounts, and deferred financing costs)	$2,029,582	$2,040,970
Total market capitalization (1)	$5,066,452	$4,788,230
Total debt / Total market capitalization (1)	40.1%	42.6%
Ratios & Information for Debt Holders
Total gross real estate assets (2)	$4,785,417	$4,710,837
Total debt / Total gross real estate assets (2)	42.4%	43.3%
Total debt / Total gross assets (3)	36.9%	37.5%
Average net debt to Core EBITDA (4)	6.4 x	6.9 x

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.
(4)
For the purposes of this calculation, we annualize the Core EBITDA for the quarter and use the average daily balance of debt outstanding during the quarter, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the quarter.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of December 31, 2016
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$348,000	(3)	1.76%	29.3 months

Fixed Rate	1,681,582		3.77%	55.8 months

Total	$2,029,582		3.43%	51.2 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Unsecured	$1,698,000	3.19%	53.1 months

Secured	331,582	4.64%	41.5 months

Total	$2,029,582	3.43%	51.2 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2017	140,000	—		5.76%	6.9%
2018	—	170,000		1.78%	8.4%
2019	—	300,000		2.78%	14.8%
2020	—	478,000	(4)	2.75%	23.5%
2021	31,582	—		5.55%	1.6%
2022 +	160,000	750,000		3.88%	44.8%

Total	$331,582	$1,698,000		3.43%	100.0%

(1)	All of Piedmont's outstanding debt as of December 31, 2016, was interest-only debt with the exception of the $31.6 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the $178 million outstanding balance as of December 31, 2016 on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 3.35% through its maturity date of January 15, 2020, assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of December 31, 2016

Secured
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	$140,000
$35.0 Million Fixed-Rate Loan (2)	5 Wall Street	5.55%		9/1/2021	31,582
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(3)	7/5/2022	160,000
Subtotal / Weighted Average (4)		4.64%			$331,582

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	1.78%	(5)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(6)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	3.35%	(7)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (8)	N/A	1.74%	(9)	6/18/2020	178,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(10)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(11)	3/15/2024	400,000
Subtotal / Weighted Average (4)		3.19%			$1,698,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (4)		3.43%			$2,029,582
GAAP Accounting Adjustments (12)					(9,107)
Total Debt - GAAP Amount Outstanding					$2,020,475

(1)	All of Piedmont’s outstanding debt as of December 31, 2016, was interest-only debt with the exception of the $31.6 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The loan is amortizing based on a 25-year amortization schedule.
(3)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(4)	Weighted average is based on the principal amount outstanding and interest rate at December 31, 2016.
(5)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of December 31, 2016) over the selected rate based on Piedmont’s current credit rating.

(6)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(7)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fixed the interest rate on this loan at 2.39% through November 22, 2016. For the period from November 22, 2016 to January 15, 2020, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(8)
All of Piedmont’s outstanding debt as of December 31, 2016, was term debt with the exception of $178 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(9)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of December 31, 2016. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of December 31, 2016) over the selected rate based on Piedmont’s current credit rating.

(10)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(11)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(12)
The GAAP accounting adjustments relate to original issue discounts, third-party fees, and lender fees resulting from the procurement processes for our various debt facilities, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Covenant & Ratio Analysis (for Debt Holders)
As of December 31, 2016
Unaudited

		Three Months Ended
Bank Debt Covenant Compliance (1)	Required	12/31/2016	09/30/2016	06/30/2016	03/31/2016	12/31/2015

Maximum leverage ratio	0.60	0.39	0.38	0.38	0.40	0.41
Minimum fixed charge coverage ratio (2)	1.50	4.10	3.99	3.92	3.86	3.82
Maximum secured indebtedness ratio	0.40	0.06	0.06	0.08	0.07	0.10
Minimum unencumbered leverage ratio	1.60	2.66	2.77	2.83	2.69	2.62
Minimum unencumbered interest coverage ratio (3)	1.75	5.07	5.21	5.15	5.05	4.82

		Three Months Ended
Bond Covenant Compliance (4)	Required	12/31/2016	09/30/2016	06/30/2016	03/31/2016	12/31/2015

Total debt to total assets	60% or less	42.2%	42.2%	40.3%	42.3%	42.6%
Secured debt to total assets	40% or less	6.9%	7.0%	8.0%	7.9%	10.5%
Ratio of consolidated EBITDA to interest expense	1.50 or greater	4.99	4.84	4.65	4.48	4.43
Unencumbered assets to unsecured debt	150% or greater	255%	255%	274%	258%	263%

	Three Months Ended	Twelve Months Ended	Twelve Months Ended
Other Debt Coverage Ratios for Debt Holders	December 31, 2016	December 31, 2016	December 31, 2015

Average net debt to core EBITDA (5)	6.4 x	6.4 x	7.2 x
Fixed charge coverage ratio (6)	4.5 x	4.4 x	4.0 x
Interest coverage ratio (7)	4.6 x	4.5 x	4.1 x

(1)	Bank debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)
Bond covenant compliance calculations relate to specific calculations prescribed in the relevant debt agreements. Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for detailed information about the calculations.

(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended December 31, 2016 and December 31, 2015. The Company had capitalized interest of $1,181,074 for the three months ended December 31, 2016, $4,555,407 for the twelve months ended December 31, 2016, and $3,765,950 for the twelve months ended December 31, 2015. The Company had principal amortization of $220,256 for the three months ended December 31, 2016, $863,022 for the twelve months ended December 31, 2016, and $816,534 for the twelve months ended December 31, 2015.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $1,181,074 for the three months ended December 31, 2016, $4,555,407 for the twelve months ended December 31, 2016, and $3,765,950 for the twelve months ended December 31, 2015.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of December 31, 2016
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	5	(4)	$47,121	8.2	947	5.3
State of New York	AA+ / Aa1	1	2019	25,242	4.4	481	2.7
US Bancorp	A+ / A1	3	2023 / 2024	22,061	3.8	733	4.1
Independence Blue Cross	No Rating Available	1	2033	18,370	3.2	801	4.5
GE	AA- / A1	1	2027	16,394	2.8	452	2.5
Nestle	AA / Aa2	1	2021	11,752	2.0	401	2.3
City of New York	AA / Aa2	1	2020	10,846	1.9	313	1.8
Gallagher	No Rating Available	2	2018	9,624	1.7	315	1.8
Nuance Communications	BB- / Ba3	2	2018 / 2030	9,088	1.6	280	1.6
Catamaran	A+ / A3	1	2025	8,713	1.5	301	1.7
Motorola	BBB- / Baa3	1	2028	8,154	1.4	206	1.2
Caterpillar Financial	A / A3	1	2022	8,137	1.4	312	1.8
Harvard University	AAA / Aaa	2	2032 / 2033	7,343	1.3	110	0.6
District of Columbia	AA- / A2	2	2028	6,903	1.2	146	0.8
Raytheon	A / A3	2	2019	6,389	1.1	440	2.5
Goldman Sachs	BBB+ / A3	2	2018	6,325	1.1	235	1.3
Towers Watson	BBB / Baa3	1	2017	6,008	1.0	123	0.7
Henry M Jackson	No Rating Available	2	2022	5,830	1.0	145	0.8
Schlumberger Technology	AA- / A1	1	2020	5,774	1.0	163	0.9
First Data Corporation	B+ / B1	1	2027	5,705	1.0	201	1.1
Epsilon Data Management	No Rating Available	1	2026	5,677	1.0	222	1.2
Other			Various	324,674	56.4	10,462	58.8
Total				$576,130	100.0	17,789	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
December 31, 2016 as compared to December 31, 2015

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2016 to 2031.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of December 31, 2016

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$60,222	10.5
AA / Aa	97,459	16.9
A / A	80,534	14.0
BBB / Baa	56,354	9.8
BB / Ba	37,870	6.6
B / B	26,609	4.6
Below	3,716	0.6
Not rated (2)	213,366	37.0
Total	$576,130	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	238	30.2	$19,903	3.4	222	1.3
2,501 - 10,000	277	35.1	46,714	8.1	1,462	8.2
10,001 - 20,000	96	12.2	40,671	7.1	1,324	7.4
20,001 - 40,000	80	10.2	75,321	13.1	2,292	12.9
40,001 - 100,000	53	6.7	103,748	18.0	3,164	17.8
Greater than 100,000	44	5.6	289,773	50.3	9,325	52.4
Total	788	100.0	$576,130	100.0	17,789	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" is no indication of the creditworthiness of the tenant; in most cases, the lack of a credit rating reflects that the tenant has not sought such a rating. Included in this category are such tenants as Independence Blue Cross, Piper Jaffray, Brother International, and RaceTrac Petroleum.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	December 31, 2016			December 31, 2015
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of September 30, 20xx	17,221	18,442	93.4%	18,752	20,697	90.6%
Leases signed during the period	329			812
Less: lease renewals signed during period	(163)			(545)
New leases signed during period	166			267
Less: new leases signed during period for currently occupied space	(67)			4
New leases commencing during period	99			271
Leases expired during period and other	(16)	(7)		(135)	2
Subtotal	17,304	18,435	93.9%	18,888	20,699	91.3%
Acquisitions during period	624	747		1,229	1,378
Dispositions during period	(139)	(297)		(2,794)	(3,143)
As of December 31, 20xx (2)	17,789	18,885	94.2%	17,323	18,934	91.5%

	Twelve Months Ended			Twelve Months Ended
	December 31, 2016			December 31, 2015
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	17,323	18,934	91.5%	18,828	21,471	87.7%
Leases signed during period	1,956			3,103
Less: lease renewals signed during period	(881)			(1,537)
New leases signed during period	1,075			1,566
Less: new leases signed during period for currently occupied space	(235)			(230)
New leases commencing during period	840			1,336
Leases expired during period and other	(701)	(5)		(518)	12
Subtotal	17,462	18,929	92.2%	19,646	21,483	91.4%
Acquisitions during period	1,417	1,566		1,524	1,706
Dispositions during period	(1,090)	(1,610)		(3,847)	(4,255)
As of December 31, 20xx (2)	17,789	18,885	94.2%	17,323	18,934	91.5%

Same Store Analysis
Less acquisitions / dispositions after December 31, 2015 and redevelopments (3) (4)	(1,411)	(1,566)	90.1%	(1,354)	(1,608)	84.2%
Same Store Leased Percentage (2)	16,378	17,319	94.6%	15,969	17,326	92.2%

(1)
Calculated as square footage associated with commenced leases as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 37 and 38, respectively.
(4)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	December 31, 2016
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	177	53.6%	0.9%	6.0%	17.8%
Leases executed for spaces excluded from analysis (5)	152	46.4%

	Twelve Months Ended
	December 31, 2016
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	1,134	58.0%	6.0%	1.1%	10.2%
Leases executed for spaces excluded from analysis (5)	823	42.0%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of greater than one year. Leases associated with storage spaces, management offices, and unconsolidated joint venture assets are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents of the previous leases are compared to the first twelve months of cash rents of the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents of the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such varying accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of December 31, 2016
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,096	5.8
2017 (2)	40,860	7.1	1,229	6.5
2018 (3)	41,658	7.2	1,390	7.4
2019	71,287	12.4	2,279	12.1
2020	45,979	8.0	1,568	8.3
2021	31,022	5.4	1,058	5.6
2022	48,698	8.5	1,587	8.4
2023	31,127	5.4	1,104	5.8
2024	44,896	7.8	1,532	8.1
2025	28,342	4.9	898	4.8
2026	26,414	4.6	848	4.5
2027	39,788	6.9	1,214	6.4
2028	57,315	9.9	1,290	6.8
Thereafter	68,744	11.9	1,792	9.5
Total / Weighted Average	$576,130	100.0	18,885	100.0

Average Lease Term Remaining
12/31/2016	6.9 years
12/31/2015	6.7 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of December 31, 2016, comprised of 64,000 square feet and Annualized Lease Revenue of $1.9 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of 5,500 square feet and Annualized Lease Revenue of $0.2 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of December 31, 2016
(in thousands)

	Q1 2017 (1)			Q2 2017		Q3 2017		Q4 2017
Location	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	42	$1,085		23	$569	10	$230	7	$191
Boston	28	849		—	7	43	878	78	2,671
Chicago	30	894		—	8	11	477	2	68
Dallas	17	604		13	348	43	1,272	64	1,680
Minneapolis	17	657		5	169	—	2	9	288
New York	41	1,356		2	82	16	544	7	265
Orlando	—	68		3	95	21	538	43	1,107
Washington, D.C.	46	2,347		159	7,667	118	6,970	—	—
Other	177	2,614	(3)	50	1,373	104	2,547	—	—
Total / Weighted Average (4)	398	$10,474		255	$10,318	366	$13,458	210	$6,270

(1)	Includes leases with an expiration date of December 31, 2016, comprised of 64,000 square feet and expiring lease revenue of $1.9 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use the 66,000 square foot give-back space beyond the original expiration date of May 31, 2016 with no base rental charges. The tenant's rights to use the 66,000 square feet of give-back space will end in Q1 2017. The tenant will continue to be directly responsible for operating expenses associated with the space until its rights to use the space have ended.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of December 31, 2016
(in thousands)

	12/31/2017 (1)			12/31/2018		12/31/2019		12/31/2020		12/31/2021
Location	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	82	$2,074		140	$3,717	445	$11,810	221	$5,293	184	$4,754
Boston	149	4,405		85	2,832	446	6,572	156	3,362	78	1,599
Chicago	44	1,448		389	11,603	13	308	104	2,646	13	428
Dallas	136	3,903		360	9,675	193	5,547	128	3,534	84	2,314
Minneapolis	31	1,116		28	1,027	146	4,407	102	3,755	95	3,252
New York	66	2,247		88	2,212	486	25,909	503	15,679	92	4,111
Orlando	67	1,809		65	1,867	270	8,753	45	1,066	34	936
Washington, D.C.	323	16,984		41	1,798	69	3,087	76	3,620	84	3,763
Other	331	6,534	(3)	194	6,496	211	4,544	233	7,302	394	11,308
Total / Weighted Average (4)	1,229	$40,520		1,390	$41,227	2,279	$70,937	1,568	$46,257	1,058	$32,465

(1)	Includes leases with an expiration date of December 31, 2016, comprised of 64,000 square feet and expiring lease revenue of $1.9 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
As part of Comdata's recent lease renewal at 5301 Maryland Way in Brentwood, TN, the tenant was granted the right to use the 66,000 square foot give-back space beyond the original expiration date of May 31, 2016 with no base rental charges. The tenant's rights to use the 66,000 square feet of give-back space will end in 2017. The tenant will continue to be directly responsible for operating expenses associated with the space until its rights to use the space have ended.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended December 31, 2016
Unaudited (in thousands)

	For the Three Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Non-incremental
Building / construction / development	$1,479	$1,033	$1,094	$1,508	$2,294
Tenant improvements	4,547	2,918	4,022	7,314	6,167
Leasing costs	6,109	3,031	1,339	1,174	5,478
Total non-incremental	12,135	6,982	6,455	9,996	13,939
Incremental
Building / construction / development	10,098	10,375	10,217	9,690	16,243
Tenant improvements	5,893	18,932	11,701	9,171	11,893
Leasing costs	4,180	5,758	2,038	1,803	7,765
Total incremental	20,171	35,065	23,956	20,664	35,901
Total capital expenditures	$32,306	$42,047	$30,411	$30,660	$49,840

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of September 30, 2016		$37,742
New non-incremental tenant improvement commitments related to leases executed during period		2,255
Non-incremental tenant improvement expenditures	(4,547)
Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(107)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(4,654)
Total as of December 31, 2016		$35,343

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $18.5 million, or 52% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended December 31, 2016	For the Twelve Months Ended December 31, 2016	For the Year Ended
			2015		2014		2013
Renewal Leases
Number of leases	17	79	74		56		56
Square feet	162,798	880,289	1,334,398		959,424		2,376,177
Tenant improvements per square foot (1)	$5.46	$7.36	$16.91		$19.02		$14.24
Leasing commissions per square foot	$5.26	$5.76	$8.29		$8.33		$4.66
Total per square foot	$10.72	$13.12	$25.20		$27.35		$18.90
Tenant improvements per square foot per year of lease term	$1.70	$1.35	$2.90		$2.97		$1.88
Leasing commissions per square foot per year of lease term	$1.64	$1.05	$1.42		$1.30		$0.62
Total per square foot per year of lease term	$3.34	$2.40	$4.32	(2)	$4.27	(3)	$2.50
New Leases
Number of leases	22	93	90		98		87
Square feet	166,529	1,065,630	1,563,866		1,142,743		1,050,428
Tenant improvements per square foot (1)	$32.06	$40.78	$60.41		$34.46		$35.74
Leasing commissions per square foot	$12.53	$15.13	$20.23		$15.19		$12.94
Total per square foot	$44.59	$55.91	$80.64		$49.65		$48.68
Tenant improvements per square foot per year of lease term	$4.91	$5.01	$5.68		$3.78		$4.17
Leasing commissions per square foot per year of lease term	$1.92	$1.86	$1.90		$1.66		$1.51
Total per square foot per year of lease term	$6.83	$6.87	$7.58	(4)	$5.44		$5.68
Total
Number of leases	39	172	164		154		143
Square feet	329,327	1,945,919	2,898,264		2,102,167		3,426,605
Tenant improvements per square foot (1)	$18.91	$25.66	$40.38		$27.41		$20.83
Leasing commissions per square foot	$8.94	$10.89	$14.73		$12.06		$7.20
Total per square foot	$27.85	$36.55	$55.11		$39.47		$28.03
Tenant improvements per square foot per year of lease term	$3.87	$3.70	$4.79		$3.48		$2.64
Leasing commissions per square foot per year of lease term	$1.83	$1.57	$1.75		$1.53		$0.91
Total per square foot per year of lease term	$5.70	$5.27	$6.54	(4)	$5.01	(3)	$3.55

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 was higher than our historical performance on this measure primarily as a result of four large lease renewals, two of which were completed in the Washington, D.C. market, that involved higher capital commitments. If the costs associated with those renewals were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during 2015 would be $3.33. The one-year lease renewal with Comdata at 5301 Maryland Way in Brentwood, TN, executed in the third quarter of 2015 was excluded from this analysis as that renewal was superseded by the long-term renewal completed during the fourth quarter of 2015.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during 2014 would be $2.12 and $4.47, respectively.

(4)
During 2015, we completed seven new leases in Washington, D.C., and Chicago, IL, comprising 680,035 square feet with above-average capital commitments. If the costs associated with those new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during 2015 would be $5.42 and $4.88, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of December 31, 2016
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Washington, D.C.	9	$112,120	19.5	2,701	14.3	2,297	85.0
New York	4	68,139	11.8	1,767	9.3	1,744	98.7
Chicago	5	66,821	11.6	2,094	11.1	1,923	91.8
Atlanta	8	58,918	10.2	2,395	12.7	2,247	93.8
Dallas	10	53,786	9.4	2,113	11.2	1,991	94.2
Boston	10	52,032	9.0	1,828	9.7	1,819	99.5
Minneapolis	4	49,118	8.5	1,619	8.6	1,512	93.4
Orlando	4	41,102	7.1	1,438	7.6	1,349	93.8
Other	11	74,094	12.9	2,930	15.5	2,907	99.2
Total / Weighted Average	65	$576,130	100.0	18,885	100.0	17,789	94.2

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of December 31, 2016
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Washington, D.C.	DC, VA, MD	9	19.5	2,701	14.3	—	—	—	—	9	19.5	2,701	14.3
New York	NY, NJ	1	8.4	1,033	5.4	3	3.4	734	3.9	4	11.8	1,767	9.3
Chicago	IL	1	6.6	967	5.1	4	5.0	1,127	6.0	5	11.6	2,094	11.1
Atlanta	GA	6	9.3	2,114	11.2	2	0.9	281	1.5	8	10.2	2,395	12.7
Dallas	TX	2	2.3	440	2.4	8	7.1	1,673	8.8	10	9.4	2,113	11.2
Boston	MA	2	2.2	173	0.9	8	6.8	1,655	8.8	10	9.0	1,828	9.7
Minneapolis	MN	1	5.1	934	5.0	3	3.4	685	3.6	4	8.5	1,619	8.6
Orlando	FL	3	6.4	1,262	6.7	1	0.7	176	0.9	4	7.1	1,438	7.6
Other		3	7.5	1,640	8.6	8	5.4	1,290	6.9	11	12.9	2,930	15.5
Total / Weighted Average		28	67.3	11,264	59.6	37	32.7	7,621	40.4	65	100.0	18,885	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of December 31, 2016
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	4	0.6	$83,170	14.4	1,674	9.4
Business Services	85	13.1	57,851	10.0	2,069	11.6
Depository Institutions	18	2.8	41,396	7.2	1,398	7.9
Engineering, Accounting, Research, Management & Related Services	74	11.4	39,039	6.8	1,106	6.2
Insurance Carriers	22	3.4	30,033	5.2	1,192	6.7
Nondepository Credit Institutions	16	2.5	29,385	5.1	951	5.3
Insurance Agents, Brokers & Services	21	3.2	28,936	5.0	963	5.4
Security & Commodity Brokers, Dealers, Exchanges & Services	40	6.2	22,488	3.9	720	4.0
Legal Services	54	8.3	21,609	3.8	706	4.0
Communications	37	5.7	20,198	3.5	630	3.5
Electronic & Other Electrical Equipment & Components, Except Computer	12	1.8	19,959	3.5	581	3.3
Educational Services	7	1.1	15,115	2.6	386	2.2
Real Estate	32	4.9	14,601	2.5	467	2.6
Eating & Drinking Places	42	6.5	14,164	2.5	459	2.6
Food & Kindred Products	3	0.5	11,995	2.1	408	2.3
Other	182	28.0	126,191	21.9	4,079	23.0
Total	649	100.0	$576,130	100.0	17,789	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of December 31, 2016
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
80 Central Street	Boxborough, MA	7/24/2015	100	1988	$13,500	150	93
SunTrust Center	Orlando, FL	11/4/2015	100	1988	170,804	655	89
Galleria 300	Atlanta, GA	11/4/2015	100	1987	88,317	433	89
Glenridge Highlands One	Atlanta, GA	11/24/2015	100	1998	63,562	290	90
Suwanee Gateway Land	Suwanee, GA	12/21/2015	100	N/A	1,350	N/A	N/A
CNL Center I and CNL Center II	Orlando, FL	8/1/2016	99	1999 / 2006	166,745	622	95
One Wayside Road	Burlington, MA	8/10/2016	100	1997	62,900	201	100
Galleria 200	Atlanta, GA	10/7/2016	100	1984	69,604	432	89
750 West John Carpenter Freeway	Irving, TX	11/30/2016	100	1999	49,585	315	78
John Carpenter Freeway Land	Irving, TX	11/30/2016	100	N/A	1,000	N/A	N/A
Total / Weighted Average					$687,367	3,098	90

Dispositions Over Previous Eighteen Months

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Eastpoint I & Eastpoint II	Mayfield Heights, OH	7/28/2015	100	2000	$18,500	170	91
3750 Brookside Parkway	Alpharetta, GA	8/10/2015	100	2001	14,086	105	91
Chandler Forum	Chandler, AZ	9/1/2015	100	2003	33,900	150	100
Aon Center	Chicago, IL	10/29/2015	100	1972	712,000	2,738	87
2 Gatehall Drive	Parsippany, NJ	12/21/2015	100	1985	51,000	405	100
1055 East Colorado Boulevard	Pasadena, CA	4/21/2016	100	2001	61,250	176	99
Fairway Center II	Brea, CA	4/28/2016	100	2002	33,800	134	97
1901 Main Street	Irvine, CA	5/2/2016	100	2001	66,000	173	100
9221 Corporate Boulevard	Rockville, MD	7/27/2016	100	1989	12,650	115	0
150 West Jefferson	Detroit, MI	7/29/2016	100	1989	81,500	490	88
9200 & 9211 Corporate Boulevard	Rockville, MD	9/28/2016	100	1982 / 1989	13,250	225	19
11695 Johns Creek Parkway	Johns Creek, GA	12/22/2016	100	2001	14,000	101	91
Braker Pointe III	Austin, TX	12/29/2016	100	2001	49,250	196	18
Total / Weighted Average					$1,161,186	5,178	83

Piedmont Office Realty Trust, Inc.
Other Investments
As of December 31, 2016
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Englewood, CO	72	2001	$6,923	$9,630	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,708
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands One and Two	3.0	1,853
Suwanee Gateway	Suwanee, GA	Suwanee Gateway One	5.0	1,401
State Highway 161	Irving, TX	Las Colinas Corporate Center I and II, 161 Corporate Center	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,834
John Carpenter Freeway	Irving, TX	750 West John Carpenter Freeway	3.5	1,000
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	6,096
Total			47.5	$19,212

Development - Lease-Up

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Project Capital Expended (1) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	—	300.9	$63,802
3100 Clarendon Boulevard	Arlington, VA	Not Applicable	Redevelopment	Q4 2015	38	261.8	45,546
500 TownPark (2)	Lake Mary, FL	400 TownPark	Development	Q4 2016	79	134.4	$18,914
Total						697.1	$128,262

(1)	Inclusive of tenant improvement and leasing costs. Predominately tenant improvement and leasing costs for the lease-up of each property remain and will vary by tenant and by market.
(2)
Please note that the measurement for the building and the lease have changed. Since the building is completed, official BOMA space measurements were taken and the results of those measurements have been included herein.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included below are definitions of various terms used throughout this supplemental report, including definitions of certain non-GAAP financial measures and the reasons why the Company’s management believes these measures provide useful information to investors about the Company’s financial condition and results of operations. Reconciliations of any non-GAAP financial measures defined below are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): The Company calculates AFFO by starting with Core FFO and adjusting for non-incremental capital expenditures and acquisition-related costs and then adding back non-cash items including: non-real estate depreciation, straight-lined rents and fair value lease adjustments, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. AFFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that AFFO is helpful to investors as a meaningful supplemental comparative performance measure of our ability to make incremental capital investments. Other REITs may not define AFFO in the same manner as the Company; therefore, the Company’s computation of AFFO may not be comparable to that of other REITs.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes revenues associated with our unconsolidated joint venture properties and development / re-development properties, if any.

Core EBITDA: The Company calculates Core EBITDA as net income (computed in accordance with GAAP) before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property and other significant infrequent items that create volatility within our earnings and make it difficult to determine the earnings generated by our core ongoing business. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core EBITDA is helpful to investors as a supplemental performance measure because it provides a metric for understanding the performance of the Company’s results from ongoing operations without taking into account the effects of non-cash expenses (such as depreciation and amortization), as well as items that are not part of normal day-to-day operations of the Company’s business. Other REITs may not define Core EBITDA in the same manner as the Company; therefore, the Company’s computation of Core EBITDA may not be comparable to that of other REITs.

Core Funds From Operations ("Core FFO"): The Company calculates Core FFO by starting with FFO, as defined by NAREIT, and adjusting for gains or losses on the extinguishment of swaps and/or debt, acquisition-related expenses and any significant non-recurring items. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Core FFO is helpful to investors as a supplemental performance measure because it excludes the effects of certain items which can create significant earnings volatility, but which do not directly relate to the Company’s core business operations. As a result, the Company believes that Core FFO can help facilitate comparisons of operating performance between periods and provides a more meaningful predictor of future earnings potential. Other REITs may not define Core FFO in the same manner as the Company; therefore, the Company’s computation of Core FFO may not be comparable to that of other REITs.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization.

Funds From Operations ("FFO"): The Company calculates FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment losses, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that FFO is helpful to investors as a supplemental performance measure because it excludes the effects of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs, which implicitly assumes that the value of real estate diminishes predictably over time. The Company also believes that FFO can help facilitate comparisons of operating performance between periods and with other REITs. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than the Company; therefore, the Company’s computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross Assets is defined as total assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross Real Estate Assets is defined as total real estate assets with the add-back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): The Company calculates Property NOI by starting with Core EBITDA and adjusting for general and administrative expense, income associated with property management performed by Piedmont for other organizations and other income or expense items for the Company, such as interest income from loan investments or costs from the pursuit of non-consummated transactions. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Property NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Property NOI is helpful to investors as a supplemental comparative performance measure of income generated by its properties alone without the administrative overhead of the Company. Other REITs may not define Property NOI in the same manner as the Company; therefore, the Company’s computation of Property NOI may not be comparable to that of other REITs.

Same Store Net Operating Income ("Same Store NOI"): The Company calculates Same Store NOI as Property NOI attributable to the properties owned and not under development / redevelopment during the entire span of the current and prior year reporting periods. Same Store NOI also excludes amounts attributable to unconsolidated joint venture and land assets. The Company may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are also eliminated. Same Store NOI is a non-GAAP financial measure and should not be viewed as an alternative to net income calculated in accordance with GAAP as a measurement of the Company’s operating performance. The Company believes that Same Store NOI is helpful to investors as a supplemental comparative performance measure of the income generated from the same group of properties from one period to the next. Other REITs may not define Same Store NOI in the same manner as the Company; therefore, the Company’s computation of Same Store NOI may not be comparable to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned and not under development / redevelopment during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture and land assets.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA	Steve Manaker, CFA
D.A. Davidson & Company	Green Street Advisors	JP Morgan	Oppenheimer & Co.
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue	85 Broad Street
New York, NY 10016	Newport Beach, CA 92660	34th Floor	New York, NY 10004
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179	Phone: (212) 667-5950
Phone: (212) 622-6682

David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
Suite 1650	One South Street	New York, NY 10022
Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

GAAP net income applicable to common stock	$30,189	$(12,746)	$80,072	$10,372	$125,644	$107,887	$172,990
Depreciation (1)(2)	32,597	31,451	31,442	31,639	30,867	127,129	133,992
Amortization (1)	21,259	18,640	17,418	17,822	17,257	75,139	60,951
Impairment loss (1)	—	22,590	8,308	—	—	30,898	40,169
Loss / (gain) on sale of properties (1)	(19,652)	57	(78,987)	20	(114,412)	(98,562)	(168,236)
NAREIT funds from operations applicable to common stock	64,393	59,992	58,253	59,853	59,356	242,491	239,866
Adjustments:
Acquisition costs	4	955	5	12	644	976	919
Loss / (gain) on extinguishment of swaps	—	—	—	—	(94)	—	38
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	(34)	—	—	278	(34)	278
Core funds from operations applicable to common stock	64,397	60,913	58,258	59,865	60,184	243,433	241,101
Adjustments:
Amortization of debt issuance costs, fair market adjustments on notes payable, and discount on senior notes	667	653	643	647	642	2,610	2,547
Depreciation of non real estate assets	246	216	175	204	226	841	755
Straight-line effects of lease revenue (1)	(6,429)	(4,140)	(3,127)	(7,848)	(4,960)	(21,544)	(15,734)
Stock-based and other non-cash compensation expense	284	1,931	1,477	1,928	2,051	5,620	7,090
Amortization of lease-related intangibles (1)	(1,385)	(1,152)	(1,290)	(1,238)	(1,202)	(5,065)	(4,571)
Acquisition costs	(4)	(955)	(5)	(12)	(644)	(976)	(919)
Non-incremental capital expenditures	(12,135)	(6,982)	(6,455)	(9,996)	(13,939)	(35,568)	(44,136)
Adjusted funds from operations applicable to common stock	$45,641	$50,484	$49,676	$43,550	$42,358	$189,351	$186,133

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

Net income attributable to Piedmont	$30,189	$(12,746)	$80,072	$10,372	$125,644	$107,887	$172,990
Net income attributable to noncontrolling interest	(8)	(15)	4	4	3	(15)	15
Interest expense	16,566	15,496	16,413	16,385	17,978	64,860	73,998
Depreciation	32,844	31,667	31,616	31,843	31,093	127,970	134,747
Amortization	21,259	18,640	17,418	17,822	17,257	75,139	60,951
Acquisition costs	4	955	5	12	644	976	919
Impairment loss	—	22,590	8,308	—	—	30,898	40,169
Net (recoveries) / loss from casualty events and litigation settlements	—	(34)	—	—	278	(34)	278
Loss / (gain) on sale of properties	(19,652)	57	(78,987)	20	(114,412)	(98,562)	(168,236)
Core EBITDA	81,202	76,610	74,849	76,458	78,485	309,119	315,831
General & administrative expenses	5,741	7,437	8,351	7,777	7,601	29,306	30,388
Management fee revenue	(224)	(294)	(224)	(292)	(224)	(1,034)	(1,115)
Other (income) / expense	(459)	(235)	543	(307)	(992)	(458)	(2,484)
Straight-line effects of lease revenue	(6,429)	(4,140)	(3,127)	(7,848)	(4,960)	(21,544)	(15,734)
Amortization of lease-related intangibles	(1,385)	(1,152)	(1,290)	(1,238)	(1,202)	(5,065)	(4,571)
Property net operating income (cash basis)	78,446	78,226	79,102	74,550	78,708	310,324	322,315
Deduct net operating (income) / loss from:
Acquisitions	(9,431)	(8,057)	(5,437)	(5,215)	(2,997)	(28,140)	(5,070)
Dispositions	(209)	253	(4,006)	(5,199)	(10,423)	(9,161)	(56,276)
Other investments	(120)	(322)	52	(70)	(251)	(461)	(793)
Same store net operating income (cash basis)	$68,686	$70,100	$69,711	$64,066	$65,037	$272,562	$260,176

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015

Equity in income of unconsolidated joint ventures	$8	$128	$111	$115	$135	$362	$553

Interest expense	—	—	—	—	—	—	—

Depreciation	65	63	61	61	60	249	245

Amortization	8	16	16	16	16	56	64

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	—

Core EBITDA	81	207	188	192	211	667	862

General and administrative expenses	15	8	34	4	6	63	42

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	96	215	222	196	217	730	904

Straight-line effects of lease revenue	(1)	1	—	1	(3)	—	(16)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$95	$216	$222	$197	$214	$730	$888

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Twelve Months Ended
	12/31/2016	9/30/2016	6/30/2016	3/31/2016	12/31/2015	12/31/2016	12/31/2015
Revenues:
Rental income	$—	$—	$—	$—	$—	$—	$19
Tenant reimbursements	—	—	—	—	67	—	64
Property management fee revenue	—	—	—	—	—	—	—
Other rental income	—	—	—	—	—	—	—
	—	—	—	—	67	—	83
Expenses:
Property operating costs	—	—	—	—	(3)	—	(1)
Depreciation	—	—	—	—	—	—	—
Amortization	—	—	—	—	—	—	—
General and administrative	—	(1)	1	—	(1)	—	—
	—	(1)	1	—	(4)	—	(1)
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	—
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	—

Operating income, excluding impairment loss and gain / (loss) on sale	—	1	(1)	—	71	—	84

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	—	—	—	—	1	—	(1)

Income from discontinued operations	$—	$1	$(1)	$—	$72	$—	$83

Piedmont Office Realty Trust, Inc.
Property Detail - In-Service Portfolio (1)
As of December 31, 2016
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue

Atlanta
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	99.5%	99.5%	99.5%	11,471
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	50.3%	46.9%	46.9%	1,661
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	100.0%	3,568
The Medici	Atlanta	GA	100.0%	2008	158	96.8%	96.8%	93.7%	4,350
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%	10,023
Galleria 300	Atlanta	GA	100.0%	1987	432	97.0%	95.1%	88.4%	10,773
Glenridge Highlands One	Atlanta	GA	100.0%	1998	288	98.6%	97.6%	89.2%	7,758
Galleria 200	Atlanta	GA	100.0%	1984	432	87.7%	82.9%	55.8%	9,314
Metropolitan Area Subtotal / Weighted Average					2,395	93.8%	92.3%	85.0%	58,918
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%	4,423
80 Central Street	Boxborough	MA	100.0%	1988	150	94.0%	94.0%	88.0%	2,795
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	100.0%	3,803
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%	5,009
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%	7,552
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%	2,938
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%	3,451
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	272	100.0%	100.0%	100.0%	8,699
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%	6,696
One Wayside Road	Burlington	MA	100.0%	1997	201	100.0%	100.0%	100.0%	6,666
Metropolitan Area Subtotal / Weighted Average					1,828	99.5%	99.5%	99.0%	52,032
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	66.3%	66.3%	66.3%	3,626
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	100.0%	8,713
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	96.7%	96.7%	13,279
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	76.5%	74.5%	73.2%	2,770
500 West Monroe Street	Chicago	IL	100.0%	1991	967	94.2%	88.6%	71.5%	38,433
Metropolitan Area Subtotal / Weighted Average					2,094	91.8%	89.1%	81.1%	66,821

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue
Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	94.4%	87.9%	6,275
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%	5,681
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%	3,964
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	97.5%	94.3%	94.3%	3,973
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	96.9%	96.9%	96.9%	5,725
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	93.5%	91.2%	90.0%	6,478
One Lincoln Park	Dallas	TX	100.0%	1999	262	95.8%	95.8%	88.9%	7,296
161 Corporate Center	Irving	TX	100.0%	1998	105	95.2%	95.2%	95.2%	2,381
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	95.5%	91.6%	90.4%	5,943
750 West John Carpenter Freeway	Irving	TX	100.0%	1999	315	77.8%	77.8%	77.8%	6,070
Metropolitan Area Subtotal / Weighted Average					2,113	94.2%	92.8%	91.0%	53,786
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	86.7%	86.7%	83.4%	8,165
US Bancorp Center	Minneapolis	MN	100.0%	2000	934	93.0%	88.8%	87.5%	29,484
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%	5,890
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.9%	98.9%	98.9%	5,579
Metropolitan Area Subtotal / Weighted Average					1,619	93.4%	90.9%	89.6%	49,118
New York
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	99.0%	99.0%	99.0%	9,042
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	100.0%	100.0%	48,234
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%	2,480
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	300	93.3%	93.3%	69.3%	8,383
Metropolitan Area Subtotal / Weighted Average					1,767	98.7%	98.7%	94.6%	68,139
Orlando
400 TownPark	Lake Mary	FL	100.0%	2008	176	100.0%	97.2%	85.8%	4,349
SunTrust Center	Orlando	FL	100.0%	1988	644	91.1%	89.1%	69.1%	18,982
CNL Center I	Orlando	FL	99.0%	1999	348	96.3%	96.3%	96.3%	10,198
CNL Center II	Orlando	FL	99.0%	2006	270	93.0%	93.0%	82.6%	7,573
Metropolitan Area Subtotal / Weighted Average					1,438	93.8%	92.6%	80.3%	41,102
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (3)	2001	269	90.7%	65.1%	65.1%	14,240
1225 Eye Street	Washington	DC	49.5% (3)	1986	225	92.0%	90.7%	78.7%	10,594
400 Virginia Avenue	Washington	DC	100.0%	1985	224	83.0%	80.4%	80.4%	9,146
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	308	83.1%	56.5%	40.3%	11,801
One Independence Square	Washington	DC	100.0%	1991	334	77.8%	67.1%	—%	12,005
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%	29,902
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%	5,120
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	60.5%	60.5%	60.1%	5,445
Arlington Gateway	Arlington	VA	100.0%	2005	326	84.4%	84.4%	72.1%	13,867
Metropolitan Area Subtotal / Weighted Average					2,701	85.0%	77.8%	65.1%	112,120

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (2)	Annualized Lease Revenue

Other
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	95.3%	95.3%	95.3%	3,459
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	100.0%	99.4%	16,579
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	93.3%	93.3%	82.6%	3,303
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%	2,815
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%	1,270
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	95.0%	95.0%	80.8%	2,365
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%	4,512
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%	18,370
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%	8,137
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%	2,161
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%	11,123
Subtotal / Weighted Average					2,930	99.2%	99.2%	98.0%	74,094

Grand Total					18,885	94.2%	92.2%	86.7%	$576,130

(1)
This schedule includes information for Piedmont's in-service portfolio of properties only. It excludes information for the Company's equity interest in one property owned through an unconsolidated joint venture, two properties under development, and one property that was taken out of service for redevelopment. Information on properties excluded from this schedule can be found on page 38.

(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(3)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2017 and certain expected future financing requirements and expenditures.
The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: economic, regulatory and socio-economic changes (including accounting standards) that impact the real estate market generally or that could affect the patterns of use of commercial office space; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions affecting the office market in general and of the specific markets in which we operate, particularly in Washington, D.C., the New York metropolitan area, and Chicago where we have high concentrations of office properties; the illiquidity of real estate investments, including the resulting impediment on our ability to quickly respond to adverse changes in the performance of our properties; the risks and uncertainties associated with the acquisition of properties, many of which risks and other liabilities may not be known at the time of acquisition; development and construction delays and resultant increased costs and risks; our real estate development strategies may not be successful; future terrorist attacks in the major metropolitan areas in which we own properties; additional risks and costs associated with directly managing properties occupied by government tenants; the effect on us of adverse market and economic conditions, including any resulting impairment charges on both our long-lived assets or goodwill; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; the effect of future offerings of debt or equity securities or changes in market interest rates on the value of our common stock; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; any change in the financial condition of any of our large lead tenants; the effect of any litigation to which we are, or may become, subject; changes in tax laws impacting REITs and real estate in general, as well as our ability to continue to qualify as a REIT under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.